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                                                                   EXHIBIT 10.38

                                                                  EXECUTION COPY

                             STOCK PLEDGE AGREEMENT

               THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") dated as of April l, 1998 among SPARTAN HOLDINGS, INC., a New York corporation (the "Pledgor"), who owns all of the outstanding capital stock in I. M. Special, Inc., a Delaware corporation (the "Pledged Entity"), FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security"), and THE BANK OF NEW YORK, as collateral agent (the "Collateral Agent"), on behalf of Financial Security. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Insurance Agreement (as defined below).

                             INTRODUCTORY STATEMENTS

The Pledgor is the sole shareholder of the Pledged Entity. Pursuant to an Assignment and Assumption Agreement, dated May 1, 1998, the Pledged Entity has assumed all obligations and responsibilities of Quincy's Realty, Inc. ("Quincy's") and has been substituted as the "Borrower" under:

                             (i) the Loan Agreement, dated as of November 1,
               1990, between Quincy's Realty, Inc. and Secured Restaurants Trust (the "Issuer"), as amended by a First Amendment to Loan Agreement, dated as of November 1, 1991, and as further amended by a Second Amendment to Loan Agreement, dated as of April 1, 1998, and the related Mortgage Notes (collectively, the "Quincy's Loan Agreement"); and


                             (ii) the Loan Agreement, dated as of November 1,
               1990, between Spardee's Realty, Inc. ("Spardee's") and the Issuer, as amended by a First Amendment to Loan Agreement, dated as of November 1, 1991, and as further amended by a Second Amendment to Loan Agreement, dated as of April 1, 1998 and the related Mortgage Notes, each, as assumed by Quincy's pursuant to an Assignment and Assumption Agreement, made as of April 1, 1998, by and between Quincy's and Spardee's (collectively, the "Spardee's Loan Agreement").

(Each of the Quincy's Loan Agreement and the Spardee's Loan Agreement are referred to as a "Loan Agreement" and together, as the "Loan Agreements").

               Pursuant to the Insurance and Indemnity Agreement, dated as of November 1,1990, between Financial Security and the Issuer (the "Insurance Agreement"), Financial Security has issued its Financial Guaranty Insurance Policy #50137A-N with respect to the Issuer's $225,000,000 initial aggregate principal amount of 10 1/4% Guaranteed Secured Bonds Due 2000. The Collateral Agent has succeeded The Citizens and Southern National Bank of South Carolina (the "Previous Collateral Agent") as collateral agent under the Collateral Assignment Agreement, dated as of November 1, 1990, among the Issuer, Financial Security and the Previous Collateral Agent, as amended by the First Amendment to Collateral Assignment Agreement, dated as of April 1, 1998 (as amended, the "Collateral Assignment Agreement").



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               In consideration of the premises and of the agreements herein contained, the Pledgor, Financial Security and the Collateral Agent agree as follows:

               SECTION 1. SECURITY INTEREST. As security for the full and complete performance of all of the obligations of the Pledged Entity under the Loan Agreements (the "Obligations"), Pledgor hereby delivers, pledges and assigns to the Collateral Agent on behalf of Financial Security, and creates in the Collateral Agent on behalf of Financial Security, a first priority security interest in all of the Pledgor's right, title and interest in, to and under its shares of the Pledged Entity (collectively, the "Pledged Shares"), together with all of Pledgor's rights and privileges with respect thereto, including without limitation all dividends thereon, all proceeds, income and profits thereof and all property received in exchange thereof or in substitution therefor (the "Collateral").

               SECTION 2. STOCK DIVIDENDS, OPTIONS OR OTHER ADJUSTMENTS. Until the Termination Date (as defined in Section 17), the Pledgor shall deliver, as Collateral, to the Collateral Agent, any and all additional shares of stock or any other property of any kind distributable on or by reason of the Collateral, whether in the form of or by way of stock dividends, warrants, total or partial liquidation, conversion, prepayments, redemptions or otherwise. If any additional shares of capital stock, instruments or other property a security interest in which can be perfected only by possession by the Collateral Agent, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, Pledgor shall forthwith transfer and deliver such property to the Collateral Agent, as Collateral hereunder.

               SECTION 3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. Simultaneously with the delivery of this Pledge Agreement, the Pledgor is delivering to the Collateral Agent all instruments and stock certificates representing the Collateral, together with stock powers duly executed in blank by Pledgor. Pledgor shall promptly deliver to the Collateral Agent, or cause the Pledged Entity or any other entity issuing any Collateral to deliver directly to the Collateral Agent, share certificates or other instruments representing any Collateral acquired or received after the date of this Pledge Agreement with a stock or bond power duly executed by Pledgor. If at any time either the Collateral Agent or Financial Security notifies Pledgor that it requires additional stock powers endorsed in blank, Pledgor shall, at its expense, promptly execute in blank and deliver the requested power to the requesting party.

               SECTION 4. POWER OF ATTORNEY. Pledgor hereby constitutes and irrevocably appoints the Collateral Agent and Financial Security, or either one acting alone, with full power of substitution and revocation, as Pledgor's true and lawful attorney-in-fact, with the power, after the occurrence of a Stock Pledge Event (as defined in Section 10), to the full extent permitted by law, to affix to any certificates and documents representing the Collateral the stock or bond powers delivered with respect thereto, and to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Pledged Entity or other entity issuing any Collateral, to the name of the Collateral Agent or Financial Security or any nominee, and thereafter to exercise, with respect to such Collateral, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect Financial Security's interest in the Collateral and shall not impose any duty upon the Collateral Agent or Financial Security to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the occurrence of the Termination Date.


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               SECTION 5.  INDUCING REPRESENTATIONS OF PLEDGOR.

               (a) Pledgor represents and warrants to Financial Security that:

                              (i) The Pledged Shares are validly issued, fully
               paid and nonassessable.

                             (ii) The Pledged Shares represent all of the issued
               and outstanding capital stock of the Pledged Entity.

                             (iii) The Pledgor is the sole legal and beneficial
               owner of the Pledged Shares, free and clear of all Liens (other than the Lien created by this Pledge Agreement) and the Pledgor has the unqualified power, right and authority to execute and perform this Pledge Agreement.

                              (iv) No options, warrants or other agreements with
               respect to the Collateral are outstanding.

                             (v) Any consent, approval or authorization of, or
               designation or filing with, any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Pledge Agreement has been obtained or effected.

                             (vi) Neither the execution and delivery of this
               Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the teems and conditions of this Pledge Agreement:

                                            (A) conflicts with or results in any
                             breach or violation of any provision of the articles of incorporation or bylaws of the Pledgor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Pledgor;

                                            (B) conflicts or will conflict with,
                             constitutes or will constitute a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of, or contravenes or will contravene any provision of its organizational documents, either Loan Agreement, or any Mortgage Note (collectively, the "Borrower Documents") or any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor is a party or by which it or any of its properties is or may be bound or affected; or

                                            (C) results in or requires the
                             creation of any Lien upon or in respect of any of the Pledgor's assets (other than the Lien created by this Pledge Agreement).


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                             (vii) Upon the Pledgor's delivery of the Pledged
               Shares to the Collateral Agent, the Collateral Agent, on behalf of Financial Security, will have a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and against all Persons purporting to purchase any of the Collateral from the Pledgor.

               (b) Any damages payable due to a breach of this Section 6 are limited to amounts payable (i) pursuant to a drawing under Irrevocable Letter of Credit No. P-360919 issued by The Chase Manhattan Bank and dated April 1, 1998 and (ii) from the Collateral, including pursuant to any action taken with respect to the Collateral pursuant to Section 10 hereof.

SECTION 6.  OBLIGATIONS OF PLEDGOR.

               (a)           Pledgor hereby covenants and agrees as follows:

                             (i) Pledgor shall not incur, assume or guarantee
               any indebtedness for money borrowed by the Pledged Entity.

                             (ii) Pledgor does not, and will not, assume
               liability for any debts of the pledged Entity and does not, and will not, guarantee any of the debts or obligations of the Pledged Entity. Pledgor will not hold itself out as being liable for the debts of the Pledged Entity.

                             (iii) Pledged Entity is not referred to as a
               "department" or "division" in the incorporation or other internal materials, records or documents of Pledgor.

                             (iv) Pledgor shall conduct its business solely in
               its own name so as not to mislead others as to the identity of the Pledged Entity with which those others are concerned and particularly will use its best efforts to avoid the appearance of conducting business on behalf of the Pledged Entity. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Pledgor.

                             (v) Pledgor will act solely in its corporate name
               and through its duly authorized officers or agents in the conduct of its business.

                             (vi) Where necessary and appropriate, Pledgor shall
               disclose the nature of the transaction referred to above and the independent corporate status of the Pledged Entity to creditors of Pledgor, if any.

                             (vii) The annual financial statements of Pledgor,
               including consolidated financial statements, if any, will disclose the effects of Pledgor's transactions in accordance with generally accepted accounting principles and will disclose that the assets of the Pledged Entity are not available to pay any creditors of Pledgor.

                             (viii) The resolutions, agreements and other
               instruments of Pledgor, if any, underlying the transactions described in this Pledge Agreement will be continuously maintained by Pledgor as the official records.


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                              (ix) Pledgor will use its best efforts to maintain
               an arm's-length relationship with the Pledged Entity.

                             (x) Pledgor will use its best efforts to keep its
               assets and its liabilities wholly separate from those of the Pledged Entity.

                             (xi) Except for actions taken by it as the sole
               shareholder of the Pledged Entity, Pledgor will not direct, or otherwise control, the ongoing business decisions of the Pledged Entity.

               (b) Any damages payable due to a breach of this Section 6 are limited to amounts payable (i) pursuant to a drawing under Irrevocable Letter of Credit No. P-360919 issued by The Chase Manhattan Bank and dated April 1, 1998 and (ii) from the Collateral, including pursuant to any action taken with respect to the Collateral pursuant to Section 10 hereof.

SECTION 7.  FURTHER COVENANTS; CERTAIN VOTING RIGHTS.

               (a) Pledgor hereby further covenants and agrees as follows:

                             (i) The Pledgor will not sell, transfer or convey
               any interest in, or suffer or permit any Lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Pledge Agreement) during the term of this Pledge Agreement.

                             (ii) The Pledgor will, at its own expense, at any
               time and from time to time at the request of the Collateral Agent or Financial Security, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably requested by the Collateral Agent or Financial Security to preserve or establish Financial Security's Lien on the Collateral.

                             (iii) The Pledgor has not and will not take any
               action which would cause the Pledged Entity to issue any other capital stock, without the prior written consent of Financial Security. Any such issuance shall be subject to this Pledge Agreement.

                             (iv) The Pledgor will not consent to any amendment
               of the Pledged Entity's Certificate of Incorporation or Bylaws without the prior written consent of Financial Security.

                             (v) The Pledgor will not voluntarily permit the
               Pledged Entity to engage in any dissolution, insolvency proceeding, liquidation, consolidation, merger, asset sale, transfer of ownership or amendment of organic documents without the prior written consent of Financial Security.

                             (vi) Pledgor will not file or cause to be filed a
               voluntary petition in bankruptcy against the Pledged Entity, nor seek substantive consolidation of the assets and liabilities of the Pledged Entity and Pledgor in any bankruptcy or insolvency proceeding, for one year and one day after maturity of all debt of the Pledged Entity under the Loan Agreements.

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               (b)(i) Subject to Section 8, so long as no Stock Pledge Event (as defined in Section 10) exists, Pledgor shall be entitled to vote its Pledged Stock and to give consents, waivers or ratifications in respect of its Pledged Stock;

                             (ii) provided, however, that until the date
               described in 7(a)(vi), no vote shall be cast, or consent, waiver or ratification given, by Pledgor with respect to any matter described in Section 7(a) hereof, any matter prohibited by the organizational documents of the Pledged Entity in effect as of the date hereof or as amended with the prior written consent of Financial Security, any matter relating to the Loan Agreements, or any matter relating to the Borrower Collateral (as defined in the Loan Agreements) without the prior written consent of Financial Security.

               All rights of Pledgor to vote and give consents, waivers and ratifications pursuant to (b)(i) above shall cease if a Stock Pledge Event exists, except to the extent that Financial Security in writing otherwise agrees.

               SECTION 8. VOTING PROXY. Pledgor hereby grants to the Collateral Agent on behalf of Financial Security an irrevocable proxy to vote the Pledged Shares with respect to any matter described in Section 7(b)(ii) above, which proxy is coupled with an interest and shall continue until the Termination Date. Pledgor represents and warrants that it has directed the Pledged Entity to reflect the Collateral Agent's right to vote the Collateral, on behalf of Financial Security, on the Pledged Entity's books. Upon the request of the Collateral Agent or Financial Security, Pledgor shall deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral as the Collateral Agent or Financial Security may reasonably request. The Collateral Agent shall exercise all such rights to vote the Collateral granted hereunder in accordance with the written directions given by Financial Security.

               SECTION 9. RIGHTS OF FINANCIAL SECURITY. At any time and without notice, Financial Security may, upon providing the Collateral Agent with the full amount necessary to carry out such direction, direct the Collateral Agent to discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral, or pay for the maintenance and preservation of the Collateral. The Collateral Agent shall have no duty or obligation to follow any direction provided in this Section 9 unless Financial Security has provided the Collateral Agent with the full amount necessary to carry out such direction.

               SECTION 10.  REMEDIES UPON EVENT OF DEFAULT.

               (a) If a material default exists under this Pledge Agreement or an "Event of Default" exists under either Loan Agreement, any Mortgage Note or the Insurance Agreement (any such event, a "Stock Pledge Event"), Financial Security may, directly or through the Collateral Agent, without notice to
Pledgor:

                             (i) cause the Collateral to be transferred to the
               Collateral Agent's name or Financial Security's name or in the name of nominees of either and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner;


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                             (ii) collect by legal proceedings or otherwise all
               amounts now or hereafter payable on account of the Collateral, and hold all such sums as part of the Collateral, or apply such sums to the payment of the Obligations in such manner and order as Financial Security may decide, in its sole discretion; and

                             (iii) enter into any extension, subordination,
               reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

               (b) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code, Financial Security shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith, or direct the Collateral Agent to proceed forthwith, to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels in accordance with applicable securities laws and in a manner designed to ensure that such sale will not result in a distribution of the Pledged Shares in violation of the Securities Act and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as Financial Security, in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification of intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed to Pledgor, postage prepaid, at least 10 days before any such disposition at the address indicated in Section 20. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of Financial Security to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in Pledgor, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by Pledgor.

               (c) Financial Security, in its sole discretion, may elect to obtain or cause the Collateral Agent to obtain the advice of any independent nationally known investment banking firm which is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition; costs and expenses of obtaining such advice shall be for the account of the Pledged Entity. Financial Security, in its sole discretion, may elect to sell, or cause the Collateral Agent to sell, the Collateral on any credit terms which it deems reasonable; the out-of-pocket costs and expenses of such sale shall be for the account of the Pledged Entity. The sale of any of the Collateral on credit terms shall not relieve the Pledged Entity of its liabilities with respect to the Obligations. All payments received by the Collateral Agent, if any, and Financial Security in respect of any sale of the Collateral shall be applied to the Obligations as and when such payments are received. Pledgor shall not have an obligation to register the Pledged Shares under the Securities Act or any state securities laws.

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               (d) Pledgor recognizes that it may not be feasible to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act and that it may be necessary to sell privately to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. Pledgor agrees that private sales may be at prices and other terms less favorable to the seller than if the Collateral were sold at public sale and that neither the Collateral Agent nor Financial Security has any obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

               (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use its best efforts to secure the same.

               (f) Upon any sale or other disposition, the Collateral Agent, acting at the direction of Financial Security, or Financial Security, shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including Financial Security) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it may have under any rule of law or statute now existing or hereafter adopted.

               (g) Neither the Collateral Agent nor Financial Security shall be obligated to make any sale or other disposition of the Collateral, unless the terms thereof shall be satisfactory to Financial Security. The Collateral Agent or Financial Security may, without notice or publication, adjourn any private or public sale and, upon 10 days' prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Collateral Agent or Financial Security until the selling price is paid by the purchaser thereof, but neither the Collateral Agent nor Financial Security shall incur any liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

               (h) Except as otherwise expressly provided herein, all of the rights and remedies herein provided, including, but not limited to the foregoing, shall be cumulative and not exclusive of any other remedies provided by law or any other agreement, and shall be enforceable alternatively, successively or concurrently as Financial Security may deem expedient.


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SECTION 11.  LIMITATION ON LIABILITY.

               (a) Neither the Collateral Agent nor Financial Security, nor any of their respective directors, officers or employees, shall be liable to Pledgor or to the Pledged Entity for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent and Financial Security shall each be liable for its own negligence, bad faith or willful misconduct.

               (b) The Collateral Agent shall incur no liability to Financial Security except for the Collateral Agent's negligence or willful misconduct in carrying out its duties hereunder.

               (c) The Collateral Agent shall be protected and shall incur no liability to any party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document the Collateral Agent reasonably believes to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder.

               (d) The Collateral Agent may consult with qualified counsel, financial advisors or accountants and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel, financial advisors or accountants.

               (e) The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Pledge Agreement unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the reasonable costs, expenses and liabilities which it might incur.

               SECTION 12. PERFORMANCE OF DUTIES. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Pledge Agreement, subject to the provisions of this Pledge Agreement or as directed by Financial Security in accordance with this Pledge Agreement. The Collateral Agent on behalf of Financial Security and its successors and assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Pledge Agreement.

               SECTION 13. APPOINTMENT AND POWERS. Subject to the terms and conditions hereof, Financial Security appoints The Bank of New York as its Collateral Agent and The Bank of New York accepts such appointment and agrees to act as Collateral Agent on behalf of Financial Security to maintain custody and possession of the Collateral and to perform the other duties of the Collateral Agent in accordance with the provisions of this Pledge Agreement. The Collateral Agent shall, subject to the other terms and provisions of this Pledge Agreement, act upon and in compliance with Financial Security's written instructions delivered pursuant to this Pledge Agreement as promptly as possible following receipt of such written instructions. Receipt of written instructions shall not be a condition

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to the exercise by the Collateral Agent of its express duties hereunder, unless this Pledge Agreement provides that the Collateral Agent is permitted to act only following receipt of such instructions.

               SECTION 14.  SUCCESSOR COLLATERAL AGENT.

                             (a) Merger. Any Person into which the Collateral
               Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, immunities, privileges and other matters as was its predecessor without the execution or fling of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                             (b) Resignation. The Collateral Agent and any
               successor Collateral Agent may resign only (i) with the 45 days' prior written notice to Financial Security or (ii) if the Collateral Agent is unable to perform its duties hereunder as a matter of law as evidenced by an opinion of counsel acceptable to Financial Security. Upon the occurrence of (i) or (ii) above, the Collateral Agent shall give notice of its resignation by registered or certified mail to Pledgor (with a copy to Financial Security). Any resignation by the Collateral Agent shall take effect only upon the date which is the later of (x) the effective date of the appointment by Financial Security of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and (y) the date on which the Collateral is delivered to the successor Collateral Agent. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered (as described above) no successor Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to subsection (d) below, the resigning Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor.

                             (c) Removal. The Collateral Agent may be removed by
               Financial Security at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the later to occur of
               (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof and (ii) the date on which the Collateral is delivered to the successor Collateral Agent.

                              (d) Appointment of and Acceptance by Successor.

                                            (i) Financial Security shall have
                             the sole right to appoint each successor Collateral Agent. Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Financial Security and Pledgor an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents

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



                             and instruments as will effectuate the delivery of all Collateral to the successor Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of Financial Security, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder.

                                            (ii) Every predecessor Collateral
                             Agent shall assign, transfer and deliver all Collateral held by it as Collateral Agent hereunder to its successor as Collateral Agent.

                                            (iii) Should any instrument in
                             writing from Pledgor or the Pledged Entity be reasonably required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the successor Collateral Agent, be forthwith executed, acknowledged and delivered by Pledgor.

                                            (iv) The designation of any
                             successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to protect and preserve the security interests granted hereunder.

SECTION 15.  REIMBURSEMENT AND INDEMNIFICATION.

               (a) The Pledgor hereby agrees to pay, and to protect, indemnify and save harmless Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, the costs and expenses of defending against any claim of liability) of any nature arising out of or in connection with this Pledge Agreement, except such loss, liabilities, actions, suits, judgments, demands, damages, costs or expenses as shall result from the negligence, bad faith or willful misconduct of Financial Security or its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; PROVIDED, however, that, any provision herein to the contrary notwithstanding:

                             (i) Pledgor's obligations pursuant to this Section
               15 arising in connection with any breach of Section 5 or Section 6 hereof shall be limited to amounts payable (A) pursuant to a drawing under Irrevocable Letter of Credit No. P-360919 issued by The Chase Manhattan Bank and dated April 1, 1998 and (B) from the Collateral, including pursuant to any action taken with respect to the Collateral pursuant to Section 10 hereof; and

                             (ii) The only damages indemnifiable or payable with
               respect to a breach of Section 7 hereof shall be any loss or damages which (A) are not recovered by a drawing under Irrevocable Letter of Credit No. P-360919 issued by The Chase Manhattan Bank and dated April 1, 1998, and (B) result from the loss of the ability or right, or any delay in the exercise of ability or right, of either the "Collateral Agent" under the Collateral Assignment Agreement or Financial Security to realize the full and timely benefits of the Defeasance Eligible Investments or other Borrower Collateral, or any loss resulting from a delay in such realization, including any and all charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (1) reimbursement of the Collateral Agent, or (2) the administration, enforcement, defense or preservation of any rights in respect of any of the Related Documents (as defined in the Insurance Agreement), including defending, monitoring or participating in any litigation or proceeding (including any bankruptcy proceeding in respect of the Pledged Entity or any affiliate of the Pledged Entity) relating to any of the Related Documents, any party to any of the Related Documents or the Transaction.

                             (b) The obligations of Pledgor under this Section
               15 shall survive the termination of this Pledge Agreement and the resignation or removal of the Collateral Agent.

               SECTION 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COLLATERAL AGENT. The Collateral Agent represents and warrants to Pledgor and to Financial Security as follows:

                             (a) The Collateral Agent is a state banking
               corporation, duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                             (b) The Collateral Agent has all requisite right,
               power and authority to execute and deliver this Pledge Agreement and the other Transaction Documents to which it is or becomes a party and to perform all of its duties as Collateral Agent hereunder and thereunder.

                             (c) The execution and delivery by the Collateral
               Agent of this Pledge Agreement, and the performance by the Collateral Agent of its duties hereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required or will be required, as the case may be, for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Pledge Agreement.

                             (d) The Collateral Agent has duly executed and
               delivered this Pledge Agreement, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Pledge Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                             (e) The Collateral Agent has been paid in full its
               ordinary administrative fee for acting as Collateral Agent under this Pledge Agreement.

               SECTION 17. TERMINATION. This Pledge Agreement shall continue in full force and effect until the date (the "Termination Date") on which the Insurance Agreement terminates in accordance with its terms.

               SECTION 18.  RESERVED.

               SECTION 19.  RESERVED.

               SECTION 20. NOTICES. Any notice or other communication given hereunder shall be in writing and shall be sent by registered mail, postage prepaid, or personally delivered or telecopied to the recipient as follows:

               (a)           To the Collateral Agent:

                             The Bank of New York
                             Towermarc Plaza
                             10161 Centurion Parkway
                             Jacksonville, FL 32256
                             Attention: Corporate Trust Department
                             Telephone: (904) 998-4700
                             Facsimile: (904) 645-1932

               (b)           To Financial Security:

                             Financial Security Assurance Inc.
                             350 Park Avenue
                             New York, NY 10022
                             Attention: Surveillance Department
                             Telephone: (212) 826-0100
                             Facsimile: (212) 339-3518
                             (212) 339-3529

               (c)           To Pledgor:

                             Spartan Holdings, Inc.
                             203 East Main Street
                             Spartanburg, SC 29301
                             Attention: General Counsel
                             Facsimile: (864) 597-8216

                             With a copy to:

                             Advantica Restaurant Group, Inc.
                             203 East Main Street
                             Spartanburg, SC 29301
                             Attention: General Counsel
                             Facsimile: (864) 596-8327

               SECTION 21.  GENERAL PROVISIONS.

               (a) The failure of the Collateral Agent or Financial Security to exercise, or delay in exercising, any right, power or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or Financial Security of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy.

               (b) The representations of Pledgor herein contained shall survive the date hereof.

               (c) Neither this Pledge Agreement nor the provisions hereof can be changed, waived or terminated orally. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. If any provision of this Pledge Agreement shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

               (d) Unless otherwise indicated, all references to particular Sections are references to Sections of this Pledge Agreement.

               (e) This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

               (f) Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Pledge Agreement or any of the transactions contemplated hereunder. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(ii) acknowledges that it has not been induced to enter into this Pledge Agreement and the other Borrower Documents (as defined in Section 5) to which it is a party nor will have been induced to enter into any other Borrower Documents to which it becomes a party by, among other things, this waiver.

               (g) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (h) PLEDGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE OTHER BORROWER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS PLEDGE AGREEMENT OR ANY OF THE OTHER BORROWER DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. PLEDGOR IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM AS ITS TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. PLEDGOR AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON IT. NOTHING CONTAINED IN THIS PLEDGE AGREEMENT SHALL LIMIT OR AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO START LEGAL PROCEEDINGS RELATED TO ANY OF THE BORROWER DOCUMENTS AGAINST PLEDGOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY JURISDICTION.

               (i) The Collateral Agent, by the execution hereof, acknowledges receipt of the Pledged Shares on behalf of Financial Security.

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Pledge Agreement on the date first above written.

                                  SPARTAN HOLDINGS, INC.

                                  By:  /s/ James H. Allyn
                                     -------------------------------------------
                                  Name     James H. Allyn
                                       -----------------------------------------
                                  Title    Director
                                        ----------------------------------------


                                  FINANCIAL SECURITY ASSURANCE INC.

                                  By:  /s/ Alex G. Makowski
                                     -------------------------------------------
                                           Alex G. Makowski
                                           Managing Director


                                  THE BANK OF NEW YORK

                                  By:  /s/ Heidi Van Horn-Bash
                                     -------------------------------------------
                                  Name     Heidi Van Horn-Bash
                                       -----------------------------------------
                                       Agent